Exhibit 4.82

MEMBER INTEREST CERTIFICATE OF NGP BLUE MOUNTAIN I LLC

Each limited liability company interest in the Company (defined below) shall constitute a “security” within the meaning of, and be governed by, Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) and Section 8-103(c) thereof).

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be transferred or otherwise disposed of in the absence of an effective registration statement covering such securities under that Act and any applicable state securities laws, unless, in the opinion of counsel satisfactory to the Company, an exemption from registration thereunder is available.

Certificate Number 1	100 % of Interests

NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (the “Company”), hereby certifies that NGP Blue Mountain Holdco LLC, a Delaware limited liability company (the “Holder”), is the registered owner of 100 % of the limited liability company interests in the Company (the “Interests”).  THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE INTERESTS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY, DATED SEPTEMBER 19, 2007 (as amended and modified from time to time, the “Agreement”).  THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT.  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement.  The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business.  The Company maintains books for the purpose of registering the transfer of Interests.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its authorized officer as of the date set forth below.

Dated: ______4-26-2007_______________

/s/ Brian Fairbank

Name: Brian Fairbank

Title: President & Chief Executive Officer

(REVERSE SIDE OF MEMBER INTEREST

CERTIFICATE OF NGP BLUE MOUNTAIN 1 LLC)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________ (print or typewrite name of Transferee), __________________ (insert Social Security or other taxpayer identification number of Transferee), the following specified percentage of Interests: ______________ (identify the percentage of Interests being transferred), and irrevocably constitutes and appoints __________________________, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:

__________________________

Signature:   /s/ Brian Fairbank

(Transferor)

Address:

______________________________________

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